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                                                                   EXHIBIT 10.13

                               AMENDMENT NO.1 TO
                          EQUIPMENT PURCHASE AGREEMENT

     Reference is hereby made to that Equipment Purchase Agreement (the "Agreement") effective as of December 1, 1995 between PageMart, Inc. ("PageMart") and Motorola, Inc. ("Motorola"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     WHEREAS, PageMart and Motorola have agreed to modify the Agreement;

     NOW THEREFORE, the parties hereby agree as follows:

ARTICLE IV: Section 1.1. Buyer Purchase Commitment, is hereby amended to read in its entirety, as follows:

1.1 Buyer Purchase Agreement. PageMart agrees to purchase from Motorola $40 million of conventional one-way and two-way infrastructure Equipment over the forty-seven (47) month period beginning December 1, 1995 and ending October 31, 1999. In the event PageMart fails to order and take delivery from Motorola of $40 million of infrastructure Equipment prior to September 1, 1999, provided any failure to take delivery is not due to Force Majeure as described in Section
15.1 of Article I, or to Motorola's failure to meet reasonable scheduled delivery dates, then on September 1, 1999, Motorola may prepare an invoice for, and ship, infrastructure products chosen at Motorola's sole discretion, with a total price (priced at the purchase prices of this Agreement) equivalent to the difference between $40 million and the amount of infrastructure Equipment previously ordered by PageMart and delivered under this Agreement. PageMart agrees to accept such Products and to pay such invoice within thirty (30) days of its receipt. The following orders shall apply towards PageMart's $40 million commitment:

(A) PageMart shall issue to Motorola, a Purchase Order for Motorola's I-20 Nuc IIs no later than June 19, 1998 for delivery to PageMart as per the attached delivery schedule dated June 10, 1998.

(B) PageMart shall issue to Motorola, a Purchase Order for I-20 Kits no later than June 19, 1998 for delivery to PageMart as per the attached delivery schedule dated June 10, 1998. The total number of I-20 Kits to be ordered will be based upon the number of Motorola transmitters in PageMart's network requiring a kit.

(C) PageMart shall issue to Motorola, a Purchase Order for the RF-A! 1:5 (or a same or similar product of equivalent functionality) no later than June 19, 1998 for delivery to PageMart as per the attached delivery schedule dated June 10, 1998. The obligation to place this order is subject to PageMart's cost-effective, technical and organizational acceptance of this equipment configuration.

(D) PageMart shall issue to Motorola, a Purchase Order for the RF-A! II no later than October 31, 1998 for delivery to PageMart as per the attached delivery schedule dated June 10, 1998. In the event Motorola, due to causes within its control, unable to deliver the RF-A! II (with the capabilities specified in the column entitled "RF-A! II" in the PageMart Receiver Requirements Document dated June 10, 1998) by the delivery dates in the attached schedule, the October 31, 1999 date in this Section 1.1 shall be extended for the period of time that the delivery is late, up to a maximum extension of one year, to October 31, 2000. If the RF-A! II is not available, then at any time before April 1, 2000 if mutually agreed by both parties or if after April 1, 2000, but before September 1, 2000, PageMart may, in its sole discretion, cancel the Purchase Order for the RF-A! II and issue a new Purchase Order for the remainder of the patent credit amount for delivery on a schedule mutually agreed upon by PageMart and Motorola. The new Purchase Order shall apply toward and fulfill PageMart's $40 million commitment, even though the equipment may be delivered after September 1, 2000, but no later than October 31, 2000.

This does not alter the credits provided for in the Catapult Agreement executed 12/30/97.

Date of Modification: June 15, 1998

PAGEMART WIRELESS, INC.            MOTOROLA, INC.

By: /s/ N. ROSS BUCKENHAM          By: /s/ TONY MARSHALL
   -----------------------------       ----------------------------

Name: N. Ross Buckenham            Name: Tony Marshall
     ---------------------------        ---------------------------

Title: President                   Title:  Vice President & General
                                             Manager APSD
      --------------------------         --------------------------

Date: 6/15/98                      Date:  June 15, 1998
     ---------------------------        ---------------------------


                                                     APPROVED AS TO
                                                     LEGALITY & FORM

                                                     15 JUNE 1998 TP
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